**Rich Uncles**
Real Estate Investment Trust I

*RICH UNCLES REAL ESTATE INVESTMENT TRUST I*
*3090 BRISTOL STREET, SUITE 550*
*COSTA MESA, CA 92626*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com/richuncles1 or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E86229-S92643 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**RICH UNCLES REAL ESTATE INVESTMENT TRUST I**

**The Board of Trust Managers recommends you vote FOR the REIT I Merger Proposal in Proposal 1, FOR the REIT I declaration of trust amendment in Proposal 2, and FOR the adjournment proposal in Proposal 3.**

| | For | Against | Abstain |
|---|---|---|---|
| 1. To consider and vote on a proposal to approve the merger pursuant to the Agreement and Plan of Merger dated as of September 19, 2019, by and among Rich Uncles Real Estate Investment Trust I, RW Holdings NNN REIT, Inc., Rich Uncles NNN REIT Operating Partnership, LP, and Katana Merger Sub, LP (the "REIT I Merger Proposal"). | ☐ | ☐ | ☐ |
| 2. To consider and vote on a proposal to amend the REIT I declaration of trust, as set forth in Annex H to the accompanying Joint Proxy Statement and Prospectus. | ☐ | ☐ | ☐ |
| 3. To consider and vote on a proposal to authorize the adjournment of the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the proposals at the special meeting, if necessary and appropriate, including to approve the REIT I Merger Proposal or to approve the proposal to amend the REIT I declaration of trust. | ☐ | ☐ | ☐ |

**NOTE:** Such other business will be transacted at the meeting as may properly come before the meeting or any postponement or adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Notice and Joint Proxy Statement and Prospectus are available at www.proxyvote.com/richuncles1.

E86230-S92643

**RICH UNCLES REAL ESTATE INVESTMENT TRUST I**
**Special Meeting of Shareholders**
**December 17, 2019 10:00 AM PST**
**This proxy is solicited by the Board of Trust Managers**

The shareholder(s) hereby appoint(s) Raymond J. Pacini and Aaron S. Halfacre, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of RICH UNCLES REAL ESTATE INVESTMENT TRUST I that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m. Pacific Standard Time on December 17, 2019, at the Company's principal offices located at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626, and any adjournment or postponement thereof with all power possessed by the shareholder(s) as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Special Meeting of Shareholders and of the accompanying Joint Proxy Statement and Prospectus, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

**This proxy, when properly executed, will be voted in the manner directed herein. If you submit your proxy without instructions, the named proxies will vote all shares (i) FOR the REIT I Merger Proposal, (ii) FOR the REIT I declaration of trust amendment, and (iii) FOR the adjournment proposal. Whether or not direction is made, each of the named proxies are authorized to vote this proxy in his discretion on such other business as may properly come before the Special Meeting of Shareholders or any postponement or adjournment thereof.**

**Address Changes/Comments:** ______________________________

______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**